Exhibit 99.2
Second Quarter 2010 Earnings Conference Call Monday, August 9, 2010

2 Market-Leading Global Businesses The world's largest fully-integrated independent provider of global claims management solutions. International Operations U.S. Property & Casualty Broadspire Legal Settlement Administration Serves the global insurance industry and multi-national corporations Serves the U.S. insurance company market Serves large national accounts, carriers and self- insured entities Provides administration for class action settlements and bankruptcy matters

3 Forward-looking Statements and Segment Operating Earnings Forward Looking Statements:This presentation contains forward-looking statements, including statements about the future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not statements of historical fact may be "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company's present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. Results for any interim period presented herein are not necessarily indicative of results to be expected for the full year or for any other future period. For further information regarding Crawford & Company, and the risks and uncertainties involved in forward-looking statements, please read Crawford & Company's reports filed with the United States Securities and Exchange Commission and available at www.sec.gov or in the Investor Relations section of Crawford & Company's website at www.crawfordandcompany.com. Segment Operating Earnings:Under the Financial Accounting Standards Board's Accounting Standards Codification Topic 280, "Segment Reporting," the Company has defined segment operating earnings as the primary measure used by the Company to evaluate the results of each of its four operating segments. Segment operating earnings exclude income taxes, interest expense, amortization of customer-relationship intangible assets, stock option expense, earnings or loss attributable to non- controlling interests, certain unallocated coporate and shared costs, and certain other nonrecuring gains and expenses.Non-GAAP Financial Information:For additional information about certain non-GAAP financial information presented herein, see the Appendix following this presentation.

Today's Agenda

Welcome and opening comments

Highlights of 2010 second quarter

- Industry and economic context
- Business performance

Business segment operating results

2010 focus

Crawford

4

Insurance Claims Administration Industry Overview 5 1Q 2Q 3Q 4Q 2008 4.97 5.3 6.03 6.97 2009 8.17 9.27 9.63 10.03 2010 9.7 9.5 Crawford's claim performance remains relatively good ... despite stubborn U.S. unemployment since 2008 Crawford claims volumes are rising internationally but continue to be pressured in the U.S. and Canada as... U.S. unemployment remained stubbornly high at 9.5% at the end of the second quarterNorth American CAT events remain below historic levels in the first half of 2010 Source: NCCI and industry estimates 2008 2009 3Q 4Q Total Industry -7.5 -6.4 Crawford & Co. -3.2 -5.5 2010 (7.5%) (6.4%) (3.2%) (5.5%) U.S. Reported Claims 2008 2009 U.S. Unemployment Rate CAT Incurred Value (U.S. Industry) 2Q 3Q 4Q 2004 27.5 5.3 6.03 6.97 2005 61.9 9.27 9.63 10.03 2006 9.2 9.7 2007 6.7 2008 27.1 2009 10.6 Q1 2010 2.6 U.S. CAT Incurred Value ($ billions)

2010 Second Quarter Revenue reflected U.S. and Canadian claims declines driven by economic conditions, partially offset by benefit of weak U.S. dollar in International OperationsSG&A reductions due to administrative cost controlRestructuring charge in 2010 of $2.0 million, or $0.02 per share, related to administrative cost reduction programArbitration-related charge of $7.3 million, or $0.13 per shareOn a non-GAAP basis, earnings per share were $0.10 for the second quarter of 2010, compared with $0.11 in the 2009 second quarter, before goodwill impairment and restructuring charges 2Q 2010 2Q 2009 Revenue 238.15 249.66 $ in millions $ in millions $238.2 $249.7 $5.5 $5.9 6

7 Second Quarter 2010 GAAP EPS to Adjusted Non-GAAP EPS

Second Quarter 2010 Financial Review

9 Second Quarter 2010 Financials

Second Quarter 2009 to 2010 Bridge 10

2Q 2010 2Q 2009 Revenue 105.751 95.885 Revenue at 2008 FX rates 1.223 2Q 2010 2Q 2009 Operating Earnings 7.321 8.471 Operating Earnings at 2008 FX rates 1 $ in millions $ in millions Second Quarter 2010 Financials $105.8 $95.9 $8.5 Revenue contracted 1% on a constant dollar basisOperating earnings declined 23% on constant dollar basis due to weakness in Canada $7.3 *At 2009 average FX rates**At 2010 average FX rates 11

2Q 2010 2Q 2009 Revenue 46.954 54.789 2Q 2010 2Q 2009 Operating Earnings 3.271 6.201 $ in millions $ in millions $54.8 $47.0 $6.2 $3.3 Catastrophe revenue in 2010 was $4.4 million below second quarter last yearOverall revenue declined due to lower claims volumes industrywide and mild weather Second Quarter 2010 Financials 12

13 U.S. Catastrophe (CAT) Activity 2Q 2010 2Q 2009 2Q 2010 2Q 2009 Revenues 2.786 7.178 Revenues North $2.8 $7.2 $ in millions Revenues In 000s U.S. CatastropheCAT revenue of $2.8 million in second quarter of 2010 compared to $7.2 million in 2009 periodPast six months have been relatively quiet in terms of catastrophic events in the U.S. Crawford Cases 8.5 3.8

2Q 2010 2Q 2009 Revenue 61.18 73.056 2Q 2010 2Q 2009 Operating Loss -1.772 -0.606 $ in millions $ in millions $61.2 $73.1 ($1.8) ($0.6) Revenues declined due to lower workers' compensation claim referrals and non-renewal of significant contractOngoing cost control activities Second Quarter 2010 Financials 14

15 2Q 2010 2Q 2009 Revenue 24.266 25.934 2Q 2010 2Q 2009 Operating Earnings 5.566 4.287 $ in millions $ in millions $24.3 $25.9 $4.3 $5.6 Revenue and operating earnings increase reflects benefit of significant bankruptcy and securities class action administration casesBacklog of $56.5 million versus $62.8 million in 2009 Second Quarter 2010 Financials

16 Second Quarter 2010 Financials

Second Quarter 2010 Financials 17

2010 Focus

2010 Focus: "Delivering on Our Strategy"

- **Attract new business and retain customers**
  - Key account management/cross-selling through the "System"
  - Grow Business Process Outsourcing
  - Expansion of Global Technical Services (GTS)
  - Expansion of Broadspire internationally
- **Support existing business operations with technology improvements**
  - Improve processes to deliver operating efficiencies
  - Better analytics
- **Continue disciplined management of SG&A**
  - Extend cost control initiatives
- **Improve financial performance**
  - Revenues, Operating Earnings, EPS
  - DSO and operating cash flow

Crawford

19

International Operations 2Q 2010 1Q 2010 4Q 2009 3Q 2009 2Q 2009 International Claims 154 152.1 136.8 142 137.6 International claims referred (in 000s) 142.0 Grow revenue and market shareContinued success in U.K. new client acquisitionCross-sellingCollaborative relationships developed U.K. and AustraliaTwo surge events in U.K., one in AustraliaNew business wins, S. Africa and SpainWork in progress reductionCanadaOngoing cost management Implemented Contractor Connection in Q2 137.6 152.1 136.8 20 U.K. Canada CEMEA Asia/Pacific Americas (ex. U.S.) 2Q 2010 31.775 31.853 23.262 15.29 3.571 2Q 2009 30.089 30.558 20.178 12.496 2.564 Revenues by geographic region (in millions) 154.0

U.S. Property & Casualty 2Q 2010 1Q 2010 4Q 2009 3Q 2009 2Q 2009 U.S. P&C Claims 105.3 114.1 103.3 113.8 118.5 CAT claims 12.5 6.5 U.S. Property and Casualty Claims (in 000s) 113.8 118.5 114.1 103.3 Grow market shareExpand Global Technical Services Grow Business Process OutsourcingLeverage investments in Contractor Connection (claims up 35% YTD)Significant gains in cost control YTDTechnologyCommand CenterCapitalize on CMS2 investmentData management and analyticsClaimsReduced activity in Q2Crawford reduction in claims volume less than industry 21 Claims Field Catastrophe Technical Serv. Contractor Conn. 2Q 2010 32.096 2.789 7.455 4.617 2Q 2009 36.042 7.178 7.594 3.975 Revenues by service line (in millions) 105.3

Broadspire 2Q 2010 1Q 2010 4Q 2009 3Q 2009 2Q 2009 Broadspire Claims 51.4 51 53.2 56.7 57.2 Claims referred (in 000s) 56.7 57.2 51.0 53.2 New business wins of $8 million annualizedClaims volume, linked to U.S. job growth, is expected to decline year over year, however Q2 claims slightly up on Q1 Cross-sell to existing customersCost control initiatives taken in Q2 22 Claims Mgmt Medical Mgmt Risk Mgmt 2Q 2010 25.465 30.97 4.745 2Q 2009 32.527 35.868 4.661 Revenues by service line (in millions) 51.4

Legal Settlement Administration

- Grow revenue and profitability
  - Market is challenged by pricing pressures
  - Consolidation in the market place
- Expand class action markets
  - Commenced several large cases
- Retained by Administrator to assist in the creation and management of the independent Gulf Coast Claims Facility (GCCF)
- Backlog remains substantial


Backlog (in millions)
65
60
55
50
45
40
35
30
25
20
$56.5
$62.8
2Q 2010
2Q 2009

23

2010 Guidance Full Year 2010 Guidance revised:Consolidated revenue before reimbursements between $930 million and $940 millionConsolidated operating earnings between $50.5 million and $55.0 millionConsolidated cash provided by operating activities between $25.0 and $30.0 millionAfter reflecting stock-based compensation expense, net corporate interest expense, customer-relationship intangible amortization expense, special credits and charges and income taxes, net income attributable to Crawford & Company on a GAAP basis between $14.5 million and $17.7 million, or $0.27 to $0.33 diluted earnings per shareBefore reflecting the special charge related to goodwill impairment of $0.13 per share, net income attributable to Crawford & Company on a non-GAAP basis between $21.6 million and $24.8 million, or $0.40 to $0.46 diluted earnings per share 24

Second Quarter 2010 Earnings Conference Call Monday, August 9, 2010

Reconciliation of Non-GAAP Items 26

Reconciliation of Non-GAAP Items (cont.) 27